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                                                                     EXHIBIT 5.1


              [Ballard Spahr Andrews & Ingersol1, LLP LETTERHEAD]


                               February 22, 2000

Equity One, Inc.
Suite 200
1600 N.E. Miami Gardens Drive
North Miami Beach, FL  33179

                  Re:      Registration Statement on Form S-3:
                           1,500,000 Shares of Common Stock
                           --------------------------------

Ladies and Gentlemen:

                  We have served as Maryland counsel to Equity One, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 1,500,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company (the "Common Shares"), covered by the above-referenced Registration Statement and all amendments thereto (the "Registration Statement"), as filed by the Company under the Securities Act of 1933, as amended (the "1933 Act"). The Shares may be issued from time to time pursuant to the Equity One, Inc. Dividend Reinvestment and Stock Purchase Plan as constituted under the heading "Terms and Conditions of the Plan" in the form of prospectus included in the Registration Statement (the "Plan").

                  In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  1. The Registration Statement, including the related form of prospectus included therein, in the form in which it will be transmitted by the Company to the Securities and Exchange Commission (the "Commission") under the 1933 Act;

                  2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  3. The Amended and Restated Bylaws of the Company, certified as of the




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Equity One, Inc.
February 22, 2000
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date hereof by an officer of the Company;

                  4. Resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to the issuance, sale and registration of the Shares (the "Resolutions"), certified as of the date hereof by an officer of the Company;

                  5. The Plan;

                  6. A certificate of the SDAT as of a recent date as to the good standing of the Company;

                  7. A certificate executed by an officer of the Company, dated as of the date hereof; and

                  8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  4. All Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.





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Equity One, Inc.
February 22, 2000
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                  5. The Shares will not be transferred in violation of any
restriction or limitation contained in the Charter.

                  The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. The Shares are duly authorized and, when and if issued and delivered against payment therefor and otherwise in the manner described in the Resolutions, the Plan and the Registration Statement, will be (assuming that upon any such issuance the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities (or "blue sky") laws, including the securities laws of the State of Maryland, any federal or state laws regarding fraudulent transfers, or any real estate syndication laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.


                                      Very truly yours,


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP